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                                                                   Exhibit 10.22

                                PROMISSORY NOTE


$750,000                                                    Seattle, Washington
                                                                 April 16, 2001

     FOR VALUE RECEIVED, Michael Brochu, "Borrower"; promises to pay, in lawful money of the United States of America, to the order of Primus Knowledge Solutions, Inc., a Washington corporation ("Lender"), at 1601 Fifth Avenue, Suite 1900, Seattle, WA 98101, or such other place either within or without the State of Washington as Lender may designate in writing from time to time, the principal sum of SEVEN HUNDRED FIFTY THOUSAND and no/100 DOLLARS ($750,000), or so much as may be advanced hereunder, payable with interest as provided below. The proceeds of the loan ("Loan") evidenced by this Note are to be advanced under the terms and conditions of the Loan Agreement ("Loan Agreement") between Lender and Borrower dated the same date as this Note.

1.   Definitions

     Except as set forth in this Note, capitalized terms shall have the meanings given them in the Loan Agreement. For purposes of this Note, the following terms shall have the definitions set forth below:

     "Business Day" means any day, other than Saturday, Sunday or a day on which national banks in Seattle, Washington are authorized or required by law to be closed.

     "Maturity Date" means April 16, 2007, unless earlier accelerated or terminated pursuant to the terms of this Note or the Loan Agreement.

2.   Interest

     (a)  This Note shall bear simple interest at the rate of 4.94% per annum.

     (b) All computations of interest and fees shall be based on a 360-day year for the actual number of days elapsed.

     (c) Notwithstanding any provision contained herein or in the Note, the total liability of Borrower for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of interest permitted by applicable law to be charged, collected or received from Borrower; and if any payments by Borrower include interest in excess of that maximum amount, Lender shall apply the excess first to reduce the unpaid balance of the Loan, then the excess shall be returned to Borrower.

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3.   Payments

     3.1  Time and Place of Payments

     (a) Principal and interest upon this Note shall accrue, with no payments being due or payable hereunder until April 16, 2005.

     (b) The principal amount and all interest accrued through and including April 10, 2005 will be completely amortized over the fourth, fifth, and sixth years of the term of this Note, with payments due April 16, 2005, April 16, 2006, and April 16, 2007.

     (c) All of Borrower's obligations under this Note shall be finally due and payable upon the Maturity Date, at which time all remaining sums due hereunder shall be paid in full.

     (d) All payments made hereunder shall be delivered to Lender at the address set forth above, or at a different place required by Lender or by any other party who takes this Note by transfer and who is entitled to receive payment ("Holder").

     (e) All sums payable hereunder shall be paid in immediately available United States funds.

     (f) Whenever any payment to be made hereunder or on the Note becomes due and payable on a day that is not a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment.

     3.2  Application of Payments

     Payments shall be applied in the following order: (1) to the payment of attorneys' fees and other costs of collection, if any, (2) to the payment of late charges, if any; (3) to the payment of accrued interest, computed on a 360-day yearly basis and collected for the actual number of days in the month, based on the outstanding principal balance to the due date; and (4) to the reduction of the principal balance.

     3.3  Forgiveness of Note

     Notwithstanding anything in this Note to the Contrary, in the event Borrower's employment with Lender is terminated without Cause or for Good Reason following a Change of Control (in each case as such term is defined in that certain Change of Control Agreement dated as of June 30, 1999 among Borrower and Lender) all amounts owing under this Note shall be forgiven and this Note shall be of no further force and effect. Borrower has consulted with legal and/or tax advisors regarding the economic and tax impact such forgiveness of indebtedness may have on Borrower and Borrower accepts the same. In the event of such a termination, Lender will return this original Note to Borrower, or destroy the same, at Borrower's option.

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4.   Prepayment

     Borrower shall have the right, at any time, to prepay the whole or any part the principal hereof without prepayment charges. All prepayments shall be credited first upon accrued interest and then upon the last maturing installment of principal. If Borrower makes such a partial prepayment, there will be no changes in the due dates of the monthly payments unless Lender agrees in writing to those changes. When a prepayment is made by Borrower, Borrower will tell Lender in writing that Borrower is doing so.

5.   Security

     This Note is an unsecured obligation of the Borrower.

6.   Events of Default

     The occurrence of either of the following shall constitute an "Event of Default" under this Note: (i) the failure by Borrower to make any payment under this Note upon the date it is due, or (ii) the occurrence of an Event of Default as defined in the Loan Agreement.

7.   Remedies; Default Interest

     Upon the occurrence of any Event of Default, Lender may declare the entire principal balance and all accrued interest immediately due and payable. Notwithstanding the foregoing, in the only Event of Default is pursuant to
Section 3.1(h) of the Loan Agreement, this Note will be due and payable ninety
(90) days following the occurrence of such Event of Default. Whether or not Lender exercises such option to accelerate upon the occurrence of any Event of Default, the entire principal balance and all accrued interest under the Loan and all other amounts payable under the Loan Agreement shall bear interest from the date of the Event of Default at a default rate equal to three percent (3%) plus the rate of interest otherwise payable under this Note. Such default interest shall be payable on demand. Lender's failure to exercise any right or remedy shall not be a waiver of the right to exercise the same upon any subsequent Event of Default. The foregoing remedies shall be in addition to all other legal and equitable rights and remedies of Lender.

8.   General

     (a)  Waivers. Except as otherwise provided in the Loan Agreement,
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Borrower waives all notices required by law; including without limitation presentment and demand for payment, protest, and notice of demand, protest, dishonor and nonpayment.

     (b)  Costs and Attorney's Fees. Upon the occurrence of any Event of
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Default, Lender shall have the right, at Borrower's expense, to consult an attorney or collection agency, to make any demand, enforce any remedy, or otherwise protect its rights under this Note and the Loan Agreement. Borrower hereby promises to pay all costs, fees, and expenses so incurred by Lender, including, without limitation, reasonable attorney fees (with or without arbitration or litigation), arbitration and court costs, collection agency charges, notice

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expenses and title search expenses, and the failure of the defaulting Borrower to pay the same shall, in itself, constitute a further and additional default. In the event that suit or action or arbitration is instituted by Lender to enforce this Note or any rights under the Loan Agreement, Borrower hereby promises to pay, in addition to costs and expenses provided by statute or otherwise, such sums as the court or arbitrator may adjudge reasonable as attorney fees in such proceeding and on any appeals from any judgment or decree entered therein and the reasonable costs and attorney fees for collection of the amount due therein; provided that if either Borrower or Lender institute any action or arbitration under the Loan Agreement or this Note, the prevailing party in any such action or arbitration shall be entitled to such costs and fees, including attorney fees, as the court or arbitrator may adjudge as reasonable in such proceeding. Borrower further agrees to pay immediately upon demand all costs and expenses of Lender including reasonable attorney fees: (i) if Lender attempts to have any stay or injunction prohibiting the enforcement or collection of the Note or prohibiting the enforcement of any other Loan Document lifted by any bankruptcy or other court; (ii) if Lender participates in any subsequent proceedings or appeal from any order or judgment entered in any such proceeding; (iii) if Lender deems it appropriate to file a proof of claim or in any other manner participate in any bankruptcy or similar proceedings; or (iv) if Lender retains legal counsel in connection with any amendments or modifications to this Note or any other Loan Document.

     (c)  Waiver of Jury Trial. BORROWER, AND LENDER BY ITS ACCEPTANCE OF THIS
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NOTE, HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM
OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR THE LOAN AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE LOAN TRANSACTION CONTEMPLATED BY THE LOAN AGREEMENT OR THE LENDING RELATIONSHIPS THAT ARE BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower, and Lender by its acceptance of this Note, acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in making and accepting this Note, and that each will continue to rely on this waiver in their related future dealings. Borrower, and Lender by its acceptance of this Note, further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR THE LOAN AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN MADE HEREUNDER. In the event of litigation, this agreement may be filed as a written consent to a trial by the court.

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     (d)  Business Purpose. Borrower warrants and represents that all funds
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advanced under this Note shall be applied to and are intended solely for business or commercial purposes.

     (e)  Governing Law. This Note shall be construed, enforced and otherwise
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governed by the laws of the State of Washington.

     (f)  Forum. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING
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OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF
COMPETENT JURISDICTION IN THE STATE OF WASHINGTON, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Borrower hereby agrees that service of process sufficient for personal jurisdiction in any action against Borrower in the State of Washington may be made by registered or certified mail, return receipt requested, to Borrower at its address as provided in the Loan Agreement, and Borrower hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Borrower or Lender to bring proceedings in the courts of any other jurisdiction, or to object thereto.

     (g)  Notice. Any notice to Borrower under this Note shall be given as
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provided in the Loan Agreement.

     (h)  Replacement Note. If this Note is lost, stolen, destroyed or
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mutilated, Borrower shall execute a replacement note upon the written request of
Lender.

     (i)  Time of Essence. Time is of the essence for purposes of this Note and
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the other Loan Agreement.

     EXCEPT AS OTHERWISE PROVIDED IN THIS NOTE OR THE LOAN DOCUMENTS, BORROWER ACKNOWLEDGES LIABILITY FOR PAYMENT OF ALL AMOUNTS OWING UNDER THIS NOTE AND THE LOAN AGREEMENT.

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     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR
FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, Borrower executes this Note as of the day and year first above written.

                                   BORROWER:

                                   /s/ Michael Brochu
                                   --------------------------------
                                   Michael Brochu

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